UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: November 8, 2013
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3432319
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Cambridge Center
Cambridge, MA 02142
(617) 444-3000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement

On December 2, 2013, Akamai Technologies, Inc., a Delaware corporation (“Akamai”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Akamai, Panther Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Akamai (“Sub”), Prolexic Technologies, Inc., a Delaware corporation (“Prolexic”), certain principal shareholders of Prolexic and a representative of the selling equity holders of Prolexic to acquire all of the outstanding equity of Prolexic for a net cash payment of approximately $370 million, subject to certain adjustments at closing (the “Cash Consideration”), plus the assumption of unvested options to purchase shares of Prolexic common stock. The closing of the merger (the “Closing”) is subject to customary closing conditions including the receipt of necessary regulatory approvals.

Pursuant to the Merger Agreement, Sub will merge with and into Prolexic, with Prolexic continuing as the surviving corporation and a subsidiary of Akamai (the “Merger”). Upon the Closing, Prolexic stockholders, holders of vested stock options and warrant holders (collectively, the “Equity Holders”) will become entitled to receive the Cash Consideration. Under the Merger Agreement, 12.5% percent of the Cash Consideration will be deposited in an escrow account at Closing to secure certain indemnification and other obligations of the Equity Holders to Akamai. At the Closing, Akamai will also assume all unvested options to purchase shares of Prolexic common stock that are outstanding at that time.

Each of Prolexic and Akamai has agreed to customary representations, warranties and covenants in the Merger Agreement. The representations and warranties survive for a period of 18 months after the Closing, subject to specified exceptions. The Merger Agreement also includes indemnification obligations in favor of Akamai from the Equity Stockholders, including for breaches of representations, covenants and agreements made by Prolexic in the Merger Agreement.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1
Agreement and Plan of Merger by and among Akamai Technologies, Inc., Panther Acquisition Corp., Prolexic Technologies, Inc. and the Principal Stockholders of Prolexic Technologies, Inc., dated December 2, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2013	AKAMAI TECHNOLOGIES, INC.
By:	/s/ Melanie Haratunian
Melanie Haratunian, Executive Vice President and General Counsel

EXHIBIT INDEX
99.1    Agreement and Plan of Merger by and among Akamai Technologies, Inc., Panther Acquisition Corp., Prolexic Technologies, Inc. and the Principal Stockholders of Prolexic Technologies, Inc., dated December 2, 2013. The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Akamai will furnish copies of any of such schedules to the Securities and Exchange Commission upon request.